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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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     by Rule 14a-6(a)(2))

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     Definitive Additional Materials

[X]
     Soliciting Material Pursuant to Section 240.14a-12


                              AIRNET SYSTEMS, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                               ANS INVESTMENTS LLC
________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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           ANS INVESTMENTS PROPOSES BOARD SLATE FOR PROXY CONTEST AT
                              AIRNET SYSTEMS INC.



New York, NY April 7, 2005. ANS Investments LLC ("AIL"), a substantial shareholder of AirNet Systems, Inc. ("AirNet"), announced that it has filed a proxy statement with the SEC proposing a new slate of directors to replace AirNet's existing board.

AIL seeks to replace the existing Board and senior management due to AirNet's deteriorating financial condition, erosion of shareholder's equity and long term stock price decline. AIL intends to address these problems by bringing new directors with decades of experience with leading companies in the aviation industry. If the AIL directors are elected, they will appoint a new CEO who will be tasked with reducing the massively increased debt burden generated by the Company's foray into the charter business, while taking equally forceful steps to address the evolving needs of Airnet's traditional cargo business.

The AIL Board slate consists of Jonah Meer, a restructuring specialist with aviation industry and CEO experience, Vaughn Carney of Bombardier Aerospace, William Pellew-Harvey, Chairman of Ocean Airlines, an international cargo airline with an all Boeing 747 fleet, Stuart Benzal, an airline and transportation consultant with McKinsey and Company, and Thomas Prinzing, an aviation finance expert.

"Neither the current Board, nor senior management own any significant equity", stressed Jonah Meer. "Our intention is to bring shareholder representation to the Board for the first time, and aggressively pursue the urgent steps needed to maximize shareholder value."

AirNet has not yet set the date for its annual shareholders' meeting, which historically has been held in May or June.

The AIL slate is the only slate of directors currently filed with the SEC.

For further information please contact Jonah Meer at ANS Investments at 212-945-2080.